EXHIBIT 99.1
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CAUTIONARY   STATEMENT   PURSUANT   TO   PRIVATE   SECURITIES
LITIGATION  REFORM  ACT OF 1995 - "SAFE HARBOR"  FOR  FORWARD
LOOKING STATEMENTS.

The Company is hereby filing a cautionary statement identifying important factors that could cause the Company's actual results to differ materially from those projected in forward looking statements made by or on behalf of the Company. There are several communications made by or on behalf of the Company (including, but not limited to, the Annual Report to Stockholders, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings pursuant to the Securities Exchange Act of 1934, as amended, and any other public statements made by the Company) which contain statements relating to goals, plans and projections regarding its financial position, results of operations, market position and product development, among other things, which are based on current expectations that involve inherit risks and uncertainties, including factors that could delay, divert or change any of them in the next several years.

These important factors include -

  New  government  laws and regulations,  such  as  (i)  health care initiatives, (ii) changes in the FDA and foreign regulatory approval processes which may cause delays in approving new products, and (iii) tax changes such as the phasing out of tax benefits heretofore available in the United States and certain foreign countries.

  Difficulties  in  developing  new  products;  new   products
  developed by competitors which have lower prices or superior performance features or which are otherwise competitive with the Company's current products; and generic competition as the Company's products lose patent protection, as well as possible issues with licensors.

  Legal   difficulties  including  negative  results  relating
  to   patents;  adverse  decisions  in  litigation  including  the breast implant cases and other product liability cases; the inability to obtain adequate insurance with respect to this type of liability; and recalls of pharmaceutical products or forced closing of manufacturing plants.

  Increasing pricing pressures worldwide from managed care buyers and institutional and governmental purchasers; and
  changes of business and economic conditions including, but not limited to, changes in interest rates and fluctuation of foreign currency exchange rates.

No assurance can be given that any goal or plan set forth in forward looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The Company undertakes no obligation to release publicly any revisions to forward looking statements as a result of future events or developments.

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